Gross Overriding Royalty Agreement

THIS AGREEMENT is made as of June 30, 2013.

Between:

     BLUE TAP RESOURCES INC., a body corporate, having a place of business in the City of Calgary, in the Province of Alberta (hereinafter called “Blue Tap”)

- and -

     VINCENT MURPHY, an individual residing in the City of Calgary, in the Province of Alberta (hereinafter called “Murphy”)

     WHEREAS Blue Tap holds a 100% working interest in the Royalty Lands (as defined herein);

     AND WHEREAS in consideration of Murphy providing certain services to, and assisting Blue Tap with, the acquisition of the Royalty Lands from Saccharum Energy Corp. et al, Blue Tap has agreed to reserve and grant Murphy a gross overriding royalty on the terms and conditions set forth herein;

     NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration expressly acknowledged by the Parties, it is agreed by the Parties as follows:

1.	DEFINITIONS

In this Agreement, including the schedule attached and the Royalty Procedure, unless the context otherwise requires, the following words and phrases shall have the meanings set forth below:

a)	“Agreement” means this Gross Overriding Royalty Agreement;

b)	"Effective Date" means June 30, 2013;

c)

"Fees" means the gross revenues or receipts generated by all Royalty Substances. In the event of a non-arm’s length arrangement for fluid disposal or injection, the Fees will be calculated as if the arrangement with respect to the Royalty Substances was an arm’s-length arrangement in the ordinary course of business;

d)	"Parties" means the parties to this Agreement, and "Party" means each of them;

e)	"Royalty" means a 3% non-convertible gross overriding royalty based on the Fees reserved and granted to Murphy by Blue Tap out of Blue Tap's interest in the Royalty Lands;

f)

"Royalty Determination Point" means, as the context requires, (a) the last point at which Royalty Substances are or can be measured prior to, as applicable, being injected, disposed, separated, treated or otherwise enhanced for sale at or from a Royalty Well or (b) the first point at which Royalty Substances are or can be metered, measured or allocated downstream of the wellhead after, as applicable (i) any treatment of crude oil for the separation, removal and disposal of basic sediment and water; (ii) any extraction of liquid hydrocarbons from natural gas at the wellhead and any wellsite separation, removal and disposal of basic sediment and water from those liquid hydrocarbons; and (iii) any wellsite dehydration of natural gas;

g)	"Royalty Lands" means the lands and interests set forth in Schedule A attached;

h)	"Royalty Procedure" means the CAPL 1997 Overriding Royalty Procedure, with the rates, elections and amendments as shown on Schedule A attached hereto or as otherwise indicated herein;

i)

"Royalty Substances" means, the volume of all fluids produced, injected or disposed from or into the Royalty Lands and any fluids which are separated, treated or otherwise enhanced for sale on the Royalty Lands commencing as of the Effective Date;

j)

"Royalty Well" means any and all well or wells, and/or facility or facilities (whether presently or subsequently) located on the Royalty Lands or may be allocated to the Royalty Lands pursuant to a pooling, unitization or other arrangement from which any Royalty Substances are produced, injected, disposed, separated, treated or otherwise enhanced for sale; and

k)	"Title Documents" means the documents of title relating to the Royalty Lands and all renewals, extensions, continuations or documents of title issued in substitution or by selection.

2.	SCHEDULES

Schedule A is attached hereto and incorporated into this Agreement.

3.	ROYALTY

As of the Effective Date, Blue Tap hereby grants and reserves the Royalty to Murphy.

4.	ROYALTY PROCEDURE

The Royalty Procedure is incorporated by reference into this Agreement. Any provisions in the Royalty Procedure which reference or relate to "production" (including "produce", "produced", "producing" or other variations) shall be, given the nature of the Royalty and as the context requires, deemed amended to also include mutatis mutandis, "injection, disposal, separated, treated and/or otherwise enhanced" (including, without limitation "inject", "injected", "dispose", "disposed", "separate", "separation", "treat", "treatment", "enhance", "enhancement" or other variations). As used herein and in the Royalty Procedure, Petroleum Substances shall be deemed to also include Royalty Substances (as defined herein) and vice versa, as the context requires.

5.	ADDRESSES FOR NOTICES

The address for service of notices hereunder of each of the parties shall be as follows:

Blue Tap Resources Inc.	Vincent Murphy
3031 - 36th Street SW	3031 - 36th Street SW
Calgary, AB T3E 3A2	Calgary, AB T3E 3A2
Attention: Alex Walsh

6.	GENERAL

a)

The terms of this Agreement express and constitute the entire agreement between the Parties with respect to the Royalty and no implied covenant or liability of any kind is created or shall arise by reason of these presents or anything in this Agreement contained.

b)

This Agreement and all terms and provisions herein contained shall be of the same force and effect as covenants annexed to and running with the Royalty Lands and shall be binding upon the estates created hereby.

c)

Notwithstanding anything else contained to the contrary herein or in the Schedules attached hereto, this Agreement shall be interpreted and construed in accordance with the laws of Alberta. Each Party hereby irrevocably attorns, for all purposes hereunder, to the jurisdiction of the courts of the Province of Alberta and all courts of appeal therefrom.

d)

Pursuant to Section 7 of the Limitations Act (Alberta), R.S.A. 2000 c. L-12, as amended, the Parties expressly agree that the two (2) year period for seeking a remedial order under section 3(1)(a) of the Act shall be extended to:

	(i)	for claims disclosed by an audit, two (2) years after the last day this Agreement permits that audit to be performed; or

	(ii)	for all other claims, four (4) years.

e)	Whenever the singular, masculine or neuter is used in this Agreement, the same shall be construed as meaning plural or feminine or body politic or corporate or vice versa, as the context so requires.

f)

If any provision of this Agreement is wholly or partially unenforceable for any reason, such enforceability shall not affect the enforceability of the balance of this Agreement. Furthermore, in such event, the Parties shall jointly seek an arrangement having a legal and economic effect which will be as similar as possible to any such invalid and unenforceable provision of this Agreement.

g)

Unless specifically provided for in this Agreement, no failure or delay by a Party to exercise any of its rights, powers or privileges under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any right, power or privilege hereunder.

h)	This Agreement may be executed in counterpart and once executed by all Parties, all counterpart execution pages together with this Agreement shall constitute a valid and binding Agreement.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

BLUE TAP RESOURCES INC.	VINCENT MURPHY

Per:/s/Vincent Murphy	:/s/Vincent Murphy
Vincent Murphy, President	Vincent Murphy

Witness

/s/Ross Drysdale
Ross Drysdale

Schedule A

ATTACHED TO A GROSS OVERRIDING ROYALTY AGREEMENT
Dated Effective June 30, 2013

Royalty Lands -27-055-24-W4M-100% Working Interest

1997 CAPL OVERRIDING ROYALTY PROCEDURE ELECTIONS:

1.	Subclause 1.01(b):	Definitions, Effective Date: June 30, 2013

2.	Subclause 2.01 A:	Qualification of Overriding Royalty

(a)        for crude oil:        3%

(b)	for all other Petroleum Substances, Alternate 1 will apply

Alternate 1:           3%

3.	Clause 2.04:	Royalty Payor’s Allowed Deductions If Overriding Royalty Not
Taken In Kind

Subclause B:      Alternate(s):   1 only

4.	Clause 2.08:	Royalty Owner’s Rights Upon Surrender

will X / will not ___ apply herein